Exhibit 10.8

FIRST AMENDMENT TO LEASE AGREEMENT

This first amendment to lease agreement (this "First Amendment") by and between 640 Ellicott Street, LLC, a New York limited liability company having an address at 640 Ellicott Street, Suite 401, Buffalo New York 14203 (the "Landlord") and ACY Auctions Inc., a Delaware corporation with offices at 640 Ellicott Street, Buffalo, New York 14203 (the "Tenant") is effective the 1st day of April, 2023 (the "Effective Date").

WHEREAS, Landlord and Tenant are parties to a certain lease agreement dated as of November 30, 2017 (the "Lease"); and

WHEREAS, pursuant to the terms of the Lease, Tenant currently leases twenty-four thousand six hundred and eight (24,608) rentable square feet (the "Premises") of the building located at 640 Ellicott Street, Buffalo, New York (the "Building"); and

WHEREAS, Tenant desires to lease from Landlord and Landlord desires to lease to Tenant an additional six thousand three hundred (6,300) rentable square feet (the "Expansion Space") of office space located on the first floor of the Building; and

WHEREAS, Landlord and Tenant desire to modify the terms of the Lease to reflect the foregoing.

NOW, THEREFORE, in consideration of mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and intending to be bound hereby, the parties hereto agree as follows:

1.
All capitalized terms not defined herein shall have the meaning set forth in the Lease. For purposes of the Lease and except for the specific terms herein applicable solely to the Expansion Space, the term "Premises" shall include the Expansion Space.
2.
Exhibit A(1) is hereby added to the Lease in the same form as Exhibit A(1) attached hereto.

3.
Tenant shall be granted access to the Expansion Space on March 1, 2023 to begin leasehold improvements.

4.
Base Rent per rentable square foot for the Expansion Space shall be the same rate per rentable square foot charged for the Premises. The payment of Base Rent for the Expansion Space shall be due and payable beginning on July 1, 2023, with successive installments to be paid on or before the first day of each month thereafter in accordance with the terms of Section 3.1 of the Lease.
5.
The second sentence of Section 2.1, Grant of Lease, is hereby deleted in its entirety and replaced with the following:

"A copy of the Building's floor plan is attached hereto as Exhibit A and Exhibit

A(l)."

6.
The second sentence of Section 3.2, Payment of Operating Expenses, is hereby deleted in its entirety and replaced with the following:

"Tenant's pro rata share shall be calculated as the percentage of the Building's RSF occupied by Tenant pursuant to this Lease, which equates to thirty thousand nine hundred and eight (30,908) RSF out of the total 110,590 RSF in the Building, or approximately 27.95%."

7.
In the event of a conflict between any provisions of this First Amendment and the Lease, the terms and conditions of this First Amendment shall govern and control.

10. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the day and year first above written.

By: Buffalo Niagara Medical Campus, Inc.,

Member, by

Matthew K. Enstice, Executive Director

TENANT: ACV AUCTIONS INC.

[Signature Page to First Amendment to Lease Agreement]